UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 31, 2007
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	91-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01          Other Events.

In light of MIV Therapeutics, Inc.'s (the "Company"'s) inability to complete its final due diligence and satisfy all remaining conditions precedent to the proposed closing of the terms and conditions of that previously disclosed (by way of Current Report on Form 8-K dated September 5, 2006) "Equity Transfer Agreement", dated for reference effective on September 5, 2006 (the "Equity Transfer Agreement"), as previously entered into among the Company, each of Chimex Hongkong Incorporated Limited and Vascore Scientific Co., Ltd. (collectively, the "Vendors") and Vascore Medical (Suzhou) Co., Ltd. ("Vascore Medical"), the Company confirms that the Equity Transfer Agreement to acquire the various equity interests and shareholders' loans of Vascore Medical from the Vendors has now terminated in accordance with its terms and effective as at August 31, 2007 (the "Termination").

As a consequence the Company has now informed each of the Vendors and Vascore Medical of the Termination and thereby requested that any Company previous government approved ownership and Board appointments to Vascore Medical be immediately reverted to the direction of the Vendors.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

Not applicable.

(b)        Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTICS, INC.
DATE: September 4, 2007.	By: s/s "Patrick M. McGowan" ________________________________________ Patrick M. McGowan Secretary, Chief Financial Officer, Executive Vice President, Principal Accounting Officer and a director

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